Exhibit 10.1
SECOND AMENDMENT
TO THE IGO, INC.
OMNIBUS LONG-TERM INCENTIVE PLAN
     iGo, Inc. (the “Company”) previously established the iGo, Inc. Omnibus Long-Term Incentive Plan (as amended by the First Amendment executed on May 18, 2010, the “Plan”) to provide certain employees and non-employee directors of and consultants to the Company with an opportunity to receive stock-based and other long-term incentive grants. By this instrument, the Plan is hereby amended to increase the number of authorized shares by 3,000,000, from 2,350,000 Shares to 5,350,000 Shares, subject to subsequent approval by the Company’s shareholders at the Company’s 2011 Annual Meeting of Stockholders.
     1. This Second Amendment shall be effective as of the date on which it is approved by the Company’s shareholders at the Company’s 2011 Annual Meeting.
     2. Section 2 ( Effective Date) of the Plan is hereby amended and restated in its entirety to read as follows:
SECTION 2. EFFECTIVE DATE: This Plan became effective on March 11, 2004 and, unless sooner terminated as provided herein, the Plan shall terminate on March 11, 2024. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.
     3. Section 5(a) (Shares Available For Awards) of the Plan is hereby amended and restated in its entirety to read as follows:
          (a) Subject to adjustment as provided in Section 5(f), the maximum number of Shares available for issuance under the Plan shall be 5,350,000.
     4. This Second Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Second Amendment.
     IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this 21st day of April, 2011.

iGo, INC.
By:	/s/ Darryl S. Baker
Its: Vice President & Chief Financial Officer